EXHIBIT 10.3

TANGER FACTORY OUTLET CENTERS, INC.
NOTIONAL UNIT
AWARD AGREEMENT

Name of Grantee: ___________________(the “Grantee”)
No. of Notional Units: ____________
Grant Date: February 16, 2018 (the “Grant Date”)

RECITALS

The Grantee is an employee of Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), the Partnership or one of the Subsidiaries.
The Company has adopted the Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties L.P. (Amended and Restated as of April 4, 2014), as amended (the “Plan”) to provide additional incentives to the Company’s employees and directors. This award agreement (this “Agreement”) evidences an award to the Grantee under the Plan (the “Award”), which is subject to the terms and conditions set forth herein.
The Plan permits the award of Performance Awards and Dividend Equivalents and the Company wishes to award Performance Awards, in the form of Notional Units, and Dividend Equivalents hereunder.
The Grantee was selected by the Compensation Committee (the “Committee”) to receive the Award and, effective as of the Grant Date, the Company issued to the Grantee the number of Notional Units set forth above, with corresponding Dividend Equivalents described below.
NOW, THEREFORE, the Company and the Grantee agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
“Cause” means (a) the Grantee causing material harm to the Company or any Subsidiary or affiliate thereof through a material act of dishonesty in the performance of his duties for the Company or any Subsidiary or affiliate thereof, (b) the Grantee’s conviction of a felony involving moral turpitude, fraud or embezzlement, or (c) the Grantee’s willful failure to perform the material duties of the Grantee’s employment (other than failure due to Disability); provided that, if the Employment Agreement includes a different definition of “Cause,” the definition in

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the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.
“Change in Control” has the meaning set forth in the Plan; provided that the transaction or event described in the Change in Control definition set forth in the Plan must also constitute a “change in control event,” as defined in Department of Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
“CIC Minimum Return to Shareholders” shall mean the amount equal to the product of (a) the Minimum Total Return to Shareholders and (b) a fraction, the numerator of which is the number of days from the Effective Date to and including the date of the Change in Control and the denominator of which is the number of days during the period beginning on the Effective Date and ending on the Measurement Date.
“Common Shares” means the Company’s common shares, par value $0.01 per share, either currently existing or authorized hereafter.
“Common Share Price” means, as of a particular date, the highest twenty (20) consecutive trading day trailing average of the Fair Market Value for any twenty (20)-trading day period ending on a trading day within the ninety (90) day period ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that if any trading day within such a twenty (20)-day trading period includes the ex-dividend date for a dividend or other distribution on the Common Shares, then the Fair Market Value for each trading day in such period determined based on the closing price of the Common Shares prior to the ex-dividend date shall be adjusted and shall equal the Fair Market Value on each such trading day (prior to the adjustment herein) divided by (i) the sum of (A) one and (B) the per share amount of the dividend or other distribution declared to which such ex-dividend date relates divided by the closing price of the Common Shares on the ex-dividend date for such dividend or other distribution; and, provided, further, that if such date is the date upon which a Change in Control (within the meaning of Section 1.6(a) or (c) of the Plan) occurs, the Common Share Price as of such date shall be equal to the fair market value (assuming converted to cash), as determined by the Committee, of the total consideration paid or payable in the transaction resulting in such Change in Control for one Common Share.
“Disability” means the Grantee’s inability through physical or mental illness or other cause to perform any of the material duties assigned to him or her by the Company or a Subsidiary or affiliate thereof for a period of ninety (90) days or more within any twelve (12) consecutive calendar months; provided that, if the Employment Agreement includes a different definition of “Disability,” the definition in the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.
“Effective Date” means February 16, 2018.
“Effective Date Common Share Price” means $21.94.
“80th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 80% of the REITs included in the Peer Group.

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“Employment Agreement” means, as of a particular date, the employment agreement by and between the Grantee and the Company or a Subsidiary or affiliate thereof in effect as of that date, if any.
“55th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 55% of the REITs included in the Peer Group.
“Final Share Issuance Date” means the earlier of (a) February 17, 2022 and (b) the date upon which a Change in Control shall occur.
The Grantee shall have “Good Reason” to terminate his employment in the event of the Company’s material breach of the terms of the Grantee’s employment; provided that (a) the Grantee provides written notice to the Company of the existence of the condition(s) constituting Good Reason within ninety (90) days of the initial existence of any such condition(s), (b) the Company has thirty (30) days after receipt of such notice to remedy such condition(s) and (c) if the Company fails to remedy the condition(s), the Grantee terminates his employment for Good Reason within two (2) years following the initial existence of any condition constituting Good Reason; provided, further, that, if the Employment Agreement includes a different definition of “Good Reason,” to the extent a Termination of Employment by the Grantee for Good Reason thereunder would be an “involuntary separation from service” (as defined in Section 409A), the definition in the Employment Agreement shall be incorporated by reference herein and supersede the definition in this Section 1.
“Initial Share Issuance Date” means the earlier of (a) February 17, 2021 and (b) the date upon which a Change in Control shall occur.
“Maximum Total Return to Shareholders” means Total Return to Shareholders equal to 29.50%.
“Measurement Date” means February 15, 2021.
“Minimum Total Return to Shareholders” means Total Return to Shareholders equal to 19.10%.
“Notional Unit” means a Performance Award granted pursuant to the Plan which entitles the Grantee the opportunity to receive Common Shares on or after the Share Issuance Dates as set forth herein.
“Notional Unit Absolute Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the Minimum Total Return to Shareholders, 0.067, (b) in the event the Total Return to Shareholders is equal to the Target Total Return to Shareholders, 0.20 , (c) in the event the Total Return to Shareholders is equal to or exceeds the Maximum Total Return to Shareholders, 0.333, and (d) in the event the Total Return to Shareholders is (i) greater than the Minimum Total Return to Shareholders and less than the Target Total Return to Shareholders, the Notional Unit Conversion Ratio will be pro-rated between 0.067 and 0.20 by linear interpolation and (ii) greater than the Target Total Return to Shareholders and less than the Maximum Total Return to Shareholders, the Notional Unit Absolute Conversion Ratio will be pro-rated between 0.20 and 0.333 by linear interpolation (e.g., other than in the event of a Change in Control, the Notional Unit Conversation Ratio will increase by approximately 0.02558

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for each percentage point by which the Total Return to Shareholders exceeds the Minimum Total Return to Shareholders up to the Maximum Total Return to Shareholders).
“Notional Unit Relative Conversion Ratio” means (a) in the event the Total Return to Shareholders is equal to the 30th Percentile, 0.133, (b) in the event the Total Return to Shareholders is equal to the 55th Percentile, 0.40, (c) in the event the Total Return to Shareholders is equal to or exceeds the 80th Percentile, 0.667 , and (d) in the event the Total Return to Shareholders is (i) greater than the 30th Percentile and less than the 55th Percentile, the Notional Unit Relative Conversion Ratio will be pro-rated between 0.133 and 0.40 by linear interpolation and (ii) greater than the 55th Percentile and less than the 80th Percentile, the Notional Unit Relative Conversion Ratio will be pro-rated between 0.40 and 0.667 by linear interpolation (e.g., other than in the event of a Change in Control, the Notional Unit Conversation Ratio will increase by 0.01068 for each percentile point by which the Total Return to Shareholders exceeds the 30th Percentile up to the 80th Percentile).
“Peer Group” means, subject to Section 7(a), the peer group of companies set forth on Exhibit A.
“Retirement” means a resignation by the Grantee of his employment (other than for Good Reason) which occurs on or after the date the Grantee reaches age 72 provided he has had at least twenty (20) years of service to the Company and/or the Partnership (including any predecessor entities).
“Share Issuance Dates” means the Initial Share Issuance Date and the Final Share Issuance Date.
“Target Total Return to Shareholders” means Total Return to Shareholders equal to 24.30%.
“30th Percentile” means in accordance with standard statistical methodology, for any applicable measurement period, the Total Return to Shareholders which equals or exceeds the total return to shareholders of 30% of the REITs included in the Peer Group.
“Total Return to Shareholders” means, with respect to the period from the Effective Date to the Valuation Date, the cumulative return (calculated as a percentage) that would have been realized by a shareholder who (A) bought one Common Share on the Effective Date at the Effective Date Common Share Price, (B) reinvested each dividend and other distribution declared during such period of time with respect to such Common Share (and any other Common Shares previously received upon reinvestment of dividends or other distributions) in additional Common Shares at the Fair Market Value on the applicable dividend payment date, and (C) sold all the Common Shares described in (A) and (B) on the Valuation Date at the Common Share Price on such date. Additionally, as set forth in, and pursuant to, Section 6, appropriate adjustments to the Total Return to Shareholders shall be made to take into account all share dividends, share splits, reverse share splits and the other events set forth in Section 6 that occur between the Effective Date and the Valuation Date.
“Valuation Date” means the earlier of (a) the Measurement Date and (b) the date upon which a Change in Control shall occur.
2.Notional Unit Award.

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(a)     Award. In consideration of the Grantee’s past and/or continued employment with or service to the Company, the Partnership and/or a Subsidiary or affiliate thereof and for other good and valuable consideration, effective as of the Grant Date, the Grantee is hereby granted an Award consisting of the number of Notional Units set forth above, which will be subject to (i) forfeiture or conversion into a right to receive Common Shares to the extent provided in Sections 2 and 3, and (ii) to the extent not inconsistent herewith, the terms and conditions otherwise set forth in the Plan and this Agreement.
(b)     Effect of Termination of Employment and Change in Control.
(i)Except as provided in Section 2(b)(iii), if, prior to a Share Issuance Date, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 2(b)(ii), then all then-outstanding Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Notional Units. For the avoidance of doubt, if such Termination of Employment occurs between the Initial Share Issuance Date and the Final Share Issuance Date, the Grantee shall retain the Common Shares granted on the Initial Share Issuance Date.
(ii)Except as provided in Section 2(b)(iii), if, prior to a Share Issuance Date, a Termination of Employment of the Grantee (1) without Cause by the Company, (2) with Good Reason by the Grantee, (3) due to Retirement by the Grantee, or (4) due to the Grantee’s death or Disability, occurs, the Grantee shall be entitled on each Share Issuance Date after such Termination of Employment to the number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Common Shares he or she would have received on such Share Issuance Date pursuant to Section 3(b) as if no Termination of Employment of the Grantee had occurred, multiplied by (A) in the case of Termination of Employment other than due to Retirement by Grantee, a fraction, the numerator of which is the number of days from the Effective Date to and including the date of Termination of Employment of the Grantee, and the denominator of which is the total number of days from the Effective Date to and including the Measurement Date (such fraction not to exceed one (1)), and (B) in the case of Termination of Employment due to Retirement by Grantee, one (1), which Common Shares shall be fully vested upon issuance. On each Share Issuance Date, all Notional Units in respect of which Common Shares are issued shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such Notional Units.
(iii)Notwithstanding anything to the contrary, on the date of a Change in Control occurring on or prior to the Measurement Date, subject to the Grantee’s continued employment with the Company from the Grant Date through the date of such Change in Control, the Company shall issue to the Grantee, immediately prior to such Change in Control, that number of Common Shares (which Common Shares shall be fully vested upon issuance) (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the sum of the following:

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(1)     If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the CIC Minimum Total Return to Shareholders, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Absolute Conversion Ratio (and, for purposes of determining the Notional Unit Absolute Conversion Ratio, the Target Total Return to Shareholders and Maximum Total Return to Shareholders shall be adjusted in the same manner as Minimum Return to Shareholders is adjusted in determining the CIC Minimum Return to Shareholders); plus
(2)    If, as of the date of such Change in Control, the Total Return to Shareholders is equal to or greater than the 30th Percentile, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the date of such Change in Control, the Total Return to Shareholders is less than the CIC Minimum Total Return to Shareholders and less than the 30th Percentile, the Grantee shall not receive any Common Shares pursuant to this Section 2(b)(iii). The number of Common Shares that the Grantee shall be entitled to pursuant to this Section 2(b)(iii) shall be determined by the Committee in its sole good faith discretion. In consideration for the eligibility to receive Common Shares pursuant to this Section 2(b)(iii) (and regardless of whether or not the Grantee actually received Common Shares), as of the date of the Change in Control, all Notional Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Notional Units.
3.Common Shares.
(a)Grant of Common Shares. Subject to Section 3(e) and to the extent that Section 2(b)(ii) does not apply, on each Share Issuance Date (unless such date is the date of consummation of a Change in Control), the Company shall, subject to the Grantee’s continued employment with the Company from the Grant Date through the applicable Share Issuance Date, deliver to the Grantee a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to 50% of the number of Common Shares that are issuable pursuant to Section 3(b). Upon each Share Issuance Date, all Notional Units in respect of which Common Shares are issued shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such Notional Units.
(b)Number of Common Shares. The number of Common Shares that shall be granted pursuant to the Notional Units shall be determined based on the Total Return to Shareholders on the Valuation Date and shall be equal to the sum of the following:
(i)If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the Minimum Total Return to Shareholders, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Absolute Conversion Ratio; plus

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(ii)If, as of the Valuation Date, the Total Return to Shareholders is equal to or greater than the 30th Percentile, the number of Notional Units held by the Grantee on the Share Issuance Date multiplied by the Notional Unit Relative Conversion Ratio; provided that, for the avoidance of doubt, if, as of the Valuation Date, the Total Return to Shareholders is less than the Minimum Total Return to Shareholders and less than the 30th Percentile, the Grantee shall not receive any Common Shares pursuant to Section 3(a). The number of Common Shares that the Grantee shall be entitled to pursuant to the Notional Units shall be determined by the Committee in its sole good faith discretion. The Grantee will not become entitled to Common Shares with respect to the Notional Units subject to this Agreement unless and until the Committee determines the Total Return to Shareholders, the 30th Percentile, 55th Percentile and 80th Percentile. Upon such determination by the Committee and subject to the provisions of the Plan and this Agreement, the Grantee shall be entitled to a number of Common Shares equal to the number that is determined pursuant to this Section 3(b).
(c)Rights as Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Notional Units, the Dividend Equivalents or any Common Shares underlying the Notional Units and deliverable hereunder unless and until such Common Shares have been issued to the Grantee, and held of record by the Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(d)Conditions on Delivery of Common Shares. The Common Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable. Notwithstanding anything to the contrary herein, the Company shall not be required to issue or deliver any Common Shares issuable hereunder (i) if such issuance would violate any applicable law, rule or regulation and (ii) prior to the receipt by the Company of payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(e). If the issuance or delivery of any Common Shares issuable hereunder would violate any applicable law, rule or regulation, (A) the Company agrees to take commercially reasonable steps to permit the issuance or delivery of such Common Shares in the time period required by Section 409A (taking into account the permitted delays under Treas. Reg. 1.409A-2(b)(7)), (B) the Common Shares shall be issued at the earliest date at which the Committee reasonably anticipates that Common Shares can again be issued in accordance with Section 3(d)(i), and (C) any Dividend Equivalents that would have been forfeited upon issuance of Common Shares on the Share Issuance Date but for Section 3(d)(i) will remain outstanding through the actual date of issuance of such Common Shares in accordance with Section 3(d)(i).
(e)Withholding and Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant of the Notional Units or the issuance of the Common Shares related thereto, or the payments in respect of the Dividend Equivalents. Such payment shall be made by deduction from other compensation payable to the Grantee (to the extent permitted by Section 409A) or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include:

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(i)Cash or check;
(ii)Withholding of vested Common Shares issuable under this Award or surrender of other Common Shares otherwise held by the Grantee (including, without limitation, Common Shares that have vested prior to or concurrent with the issuance of Common Shares hereunder, whether in connection with this Award or otherwise, but excluding Common Shares that remain subject to any vesting or holding period requirements) having a fair market value equal to the amounts withheld; provided that the number of Common Shares which may be so withheld or surrendered shall be no greater than the number of Common Shares which have a fair market value on the date of withholding or surrender equal to the aggregate amount of the withholding taxes based on the maximum statutory withholding rates in the Grantee’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to his taxable income; or
(iii)Other property acceptable to the Committee.
The Company shall not be obligated to deliver any new certificate representing the Common Shares issuable hereunder to the Grantee or the Grantee’s legal representative or enter such Common Shares in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Grantee resulting from the grant of the Notional Units or the issuance of Common Shares related thereto or the payments in respect of the Dividend Equivalents.
4.Dividend Equivalents.
(a)Each Notional Unit granted hereunder is hereby granted in tandem with corresponding a Dividend Equivalent, which shall entitle the Grantee to receive payment described in this Section 4. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Notional Units and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of the time and form of payments required by Section 409A). Upon the forfeiture of any Notional Unit (including, without limitation, in connection with settlement thereof in Common Shares as described above), the Dividend Equivalent with respect to such forfeited Notional Unit shall also be forfeited, subject to Section 3(d). For the avoidance of doubt, such forfeiture of Dividend Equivalents will not result in forfeiture of any right to receive payments in respect of such Dividend Equivalents that were payable prior to the date of forfeiture.
(b)Upon the grant of Common Shares pursuant to Section 2(b)(ii) on a Share Issuance Date, the Grantee shall be entitled to receive, for each Common Share granted on such Share Issuance Date, an amount equal to the per share amount of all dividends declared with respect to Common Shares with an ex-dividend date on or after the Effective Date to and including such Share Issuance Date. After the date of grant of the Common Shares pursuant to Section 2(b)(ii) on a Share Issuance Date, the holder of such Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares.
(c)Upon the grant of Common Shares pursuant to Section 2(b)(iii), the Grantee shall be entitled to receive, for each Common Share granted, an amount equal to the per

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share amount of all dividends declared with respect to Common Shares with an ex-dividend date on or after the Effective Date to and including the date of the Change in Control. After the date of grant of the Common Shares pursuant to Section 2(b)(iii), the holder of such Common Shares shall be entitled to receive the per share amount of any dividends declared with respect to Common Shares for each Common Share (whether vested or unvested) held on the ex-dividend date of each such dividend and each such dividend shall be paid in the same manner as dividends are paid to all other holders of Common Shares.
(d)Upon grant of the Common Shares pursuant to Section 3(a) on a Share Issuance Date, the Grantee shall be entitled to receive, for each of the Common Shares granted on such Share Issuance Date, an amount in cash equal to the per share amount of all dividends declared with respect to the Common Shares with an ex-dividend date on or after the Effective Date and on or before such Share Issuance Date (other than those with respect to which an adjustment was made pursuant to Section 6). After each Share Issuance Date, the holder of Common Shares shall be entitled to receive dividends in the same manner as dividends are paid to all other holders of Common Shares.
(e)Except as provided in this Section 4, the Grantee shall not be entitled to receive any payments in lieu of or in connection with dividends with respect to any Notional Units and/or Common Shares issuable thereunder. For the avoidance of doubt, the Grantee shall not be entitled to any payment in respect of Dividend Equivalents to the extent he has received a dividend in respect of the Common Shares underlying the Notional Units corresponding with such Dividend Equivalents.
5.Restrictions on Transfer. The Notional Units and the Dividend Equivalents may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action, “Transfer”). Neither the Notional Units, Dividend Equivalents nor any interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect. Notwithstanding the provision of this Agreement to the contrary, transfers by will or by the applicable laws of descent and distribution shall not be prohibited.
6.Changes in Capital Structure. In addition to any actions by the Committee permitted under Section 11.3 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of shares or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than regular cash dividends, shall occur, or (c) any other event shall occur for which, in its sole discretion, the Committee determines action by way of adjusting the terms of the Award is necessary or appropriate, then the Committee shall take such action as in its sole discretion shall be necessary or appropriate to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without

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limitation, adjustments in the number and/or terms and conditions of the Notional Units, Dividend Equivalents or Common Shares issuable hereunder, Common Share Price, Total Return to Shareholders and payments to be made pursuant to Section 4. The Grantee acknowledges that the Notional Units, Dividend Equivalents and Common Shares granted or issuable hereunder are subject to amendment or modification as provided in this Section 6 and amendment, modification or termination as set forth in Section 11.3 of the Plan (provided that clause (ii) of Section 11.3(b) of the Plan shall not apply without the Grantee’s prior consent).
7.Miscellaneous.
(a)Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the foregoing, (i) the Committee shall determine whether the Minimum Total Return to Shareholders, Target Total Return to Shareholders or Maximum Total Return to Shareholders and 30th Percentile, 55th Percentile or 80th Percentile (and, in each case, any performance level between such thresholds) are attained, and in making such determination all dollar values and percentages utilized for purposes of determining attainment of such performance levels (including, without limitation, Common Share Price and Total Return to Shareholders) shall be rounded to the nearest cent or nearest one-hundredth of one percent, as applicable, (ii) if a constituent company(s) in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy, then the Committee may select a comparable company to be added to the Peer Group for purposes of making the Total Return to Shareholders comparison required by Sections 2(b)(iii) and 3(b) meaningful and consistent across the relevant measurement period, and (iii) in calculating performance hereunder, the Committee may in its discretion use total return to shareholders data for the Company and the Peer Group available from one or more third party sources and/or retain the services of a consultant to analyze relevant data or perform necessary calculations for purpose of the Award. Without limiting Section 10.4 of the Plan, if the Committee retains a valuation or other expert or consultant to calculate Total Return to Shareholders, including matters such as the determination of dividend reinvestment and the inclusion or exclusion of persons in the Peer Group, the Committee is entitled to rely on the advice, opinions, valuations, reports and other information furnished by such valuation or other expert or consultant. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, the Notional Units, the Dividend Equivalents or the Common Shares issuable hereunder.
(b)Amendments. To the extent permitted by the Plan, this Agreement may be amended, modified, suspended or terminated at any time and from time to time by the Committee or the Board; provided that any such amendment, modification, suspension or termination that adversely affects the rights of the Grantee must be consented to by the Grantee to be effective as against him.
(c)Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

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(d)Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
(e)Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of North Carolina, without giving effect to the principle of conflict of laws of such State or any other jurisdiction.
(f)No Obligation to Continue Position as an Employee. Neither the Company nor any Subsidiary or affiliate thereof is obligated by or as a result of this Agreement to continue to have the Grantee as an employee and this Agreement shall not interfere in any way with the right of the Company, the Partnership or any Subsidiary or affiliate thereof to terminate the Grantee as an employee at any time, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership or a Subsidiary or affiliate thereof and the Grantee.
(g)Notices. Notices hereunder shall be mailed or delivered to the Company in care of the Secretary of the Company at its principal place of business, and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
(h)Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(i)Conformity to Securities Laws.
(i)The Grantee will use his best efforts to comply with all applicable securities laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Notional Units, Dividend Equivalents and/or Common Shares issuable hereunder shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
(ii)Notwithstanding any other provision of the Plan or this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, this Agreement, the Notional Units, Dividend Equivalents and the Common Shares issuable hereunder shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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(j)Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5, this Agreement shall be binding upon, and inure to the benefit of, the Grantee and his heirs, executors, administrators, successors and assigns.
(k)Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof.
(l)Section 409A.
(i)This Agreement is intended to comply with Section 409A and, as such, this Agreement shall be interpreted in accordance with Section 409A. The Company and the Partnership agree that, to the extent permitted under Section 409A, they shall cooperate to modify any of the provisions of this Agreement, either at the reasonable request of the Grantee, or as the Company or the Partnership may propose, in any such case to the extent necessary to comply with all applicable requirements of, and to avoid the imposition on the Grantee of any additional tax, interest and penalties under, Section 409A in connection with the Notional Units, Dividend Equivalents or the Common Shares issuable hereunder. Any such modification shall be intended to maintain the original intent and economic benefit to the Grantee of the applicable provision of this Agreement, to the maximum extent reasonably possible without violating any applicable requirement of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Grantee or any other individual to the Company, the Partnership or any of their respective affiliates, employees or agents unless such liability arises as a result of the Company’s, the Partnership’s or any of their respective affiliate’s material breach of this Agreement.
(ii)Notwithstanding any provision to the contrary in this Agreement, (A) if the Grantee is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), to the extent delayed commencement (any such delayed commencement, a “Payment Delay”) of any portion of issuance of the Common Shares hereunder to which the Grantee is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A) is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i), such portion of the issuance of Common Shares hereunder shall not be provided to the Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) or (y) the date of the Grantee’s death. Upon the earlier of such dates (the “Delayed Payment Date”), all Common Share issuances deferred pursuant to this Section 7(l)(ii) shall be completed in a lump sum to the Grantee; (B) the determination of whether the Grantee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto); and (C) for purposes of Section 409A, the Grantee’s right to receive installment payments shall be treated as

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a right to receive a series of separate and distinct payments.
(m)Limitation on the Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Notional Units, Dividend Equivalents and the Common Shares issuable hereunder, and rights no greater than the right as a general unsecured creditor to receive Common Shares with respect to Notional Units, as and when payable hereunder and cash in respect of the Dividend Equivalents.
(n)Clawback. The Grantee acknowledges and agrees that the Notional Units and Dividend Equivalents and Common Shares (including any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt of the Notional Units, Dividend Equivalents or Common Shares or upon the receipt or resale of any Common Shares underlying the Notional Units) shall be subject to the provisions of any claw-back policy implemented by the Company, the Partnership or any Subsidiary prior to the termination of his employment and applicable to him as an executive of the Company, the Partnership or any Subsidiary, including, without limitation, any claw back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. The Company, the Partnership and any Subsidiary agree, however, that any such policy shall be applied to the Grantee consistent with how such policy is applied to other senior executives of the Company, the Partnership or any Subsidiary with respect to the same subject matter.
(o)Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the first day written above.

TANGER FACTORY OUTLET CENTERS, INC.

By:
Name:

GRANTEE

Name:

Signature Page for Notional Unit Award Agreement

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EXHIBIT A

List of Peer Group

[see attached]

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EXHIBIT A - List of Peer Group

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